Exhibit 10.5

CONVIO, INC.

FIFTH AMENDED AND RESTATED

INVESTORS' RIGHTS AGREEMENT

April 10, 2007

Schedule I	—	Schedule of Preferred Stockholders
Schedule II	—	Schedule of Common Stockholders

CONVIO, INC.

FIFTH AMENDED AND RESTATED
INVESTORS' RIGHTS AGREEMENT

        This Fifth Amended and Restated Investors' Rights Agreement (this "Agreement") is entered into as of April 10, 2007 by and among Convio, Inc., a Delaware corporation (the "Company"), each of those holders of the Company's Series P Common Stock, Series Q Common Stock, Series R Common Stock, Series S Common Stock, each with a par value $0.001 per share (collectively, the "Common Stock"), identified on Schedule I hereto (individually, a "Common Holder," and collectively, the "Common Holders"), each of the holders of the Company's Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Preferred Stock, each with a par value of $0.001 per share, or shares of the Company's capital stock issuable upon conversion thereof (collectively, the "Preferred Stock"), listed on Schedule II hereto (individually, a "Preferred Holder" and collectively, the "Preferred Holders"). This Agreement amends, supersedes and replaces the Company's Fourth Amended and Restated Investors' Rights Agreement, dated as of February 16, 2007 (the "Prior Agreement").

RECITALS

        A.    The founders of the Company ("Founders"), holders of the Company's Series A Convertible Preferred Stock ("Series A Stock") and the holders of the Company's Series B Convertible Preferred Stock ("Series B Stock") and certain key employees of the Company ("Key Employees") (collectively, the "Prior Investors") possess registration rights, rights of first offer and other rights granted in the Prior Agreement;

        B.    Section 28 of the Prior Agreement allows amendment of its terms upon the written consent of the Company and of the holders of at least two-thirds of the Series A Preferred Stock and Series B Preferred Stock, voting together;

        C.    The Company and certain investors are parties to that certain Series C Preferred Stock Purchase Agreement of even date herewith, which provides, among other things, for the issuance by the Company of shares of the Company's Series C Convertible Preferred Stock.

        D.    The parties hereto desire to amend and restate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted under the Prior Agreement.

AGREEMENT

        1.    Certain Definitions.    As used in this Agreement, the following terms shall have the following respective meanings:

        "Commission" shall mean the Securities and Exchange Commission or any successor agency.

        "Holder" shall mean each Preferred Holder and each Common Holder and any transferee of Registrable Securities from a Preferred Holder or Common Holder who, pursuant to Section 15 below, is entitled to registration rights hereunder.

        "New Securities" shall have the meaning set forth in Section 20(a) of this Agreement.

        "Registrable Securities" shall mean (i) shares of the Company's Common Stock issued or issuable upon the conversion of the Preferred Stock; (ii) any other securities issued or issuable in respect of shares of the Preferred Stock; (iii) shares of the Company's Common Stock held by Common Holders, and (iv) shares of the Company's Common Stock or other securities issued or issuable in respect of the shares described in clauses (i)-(iii) upon any stock split, stock dividend, recapitalization, or similar event; provided, however, that any shares described in clauses (i)-(iv) above which have been resold to the public following a registered public offering shall cease to be Registrable Securities upon such resale.

        The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

        "Registration Expenses" shall mean all expenses (excluding underwriter discounts and expenses) incurred by the Company in complying with Sections 5, 6, 8 and 9 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration but exclusive of Selling Expenses; and the fees and expenses of one (1) counsel to selling Holders of up to $25,000.

        "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 3 hereof (or any similar legend).

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

        "Shares" shall mean any shares of the Company's capital stock now held or hereafter acquired by any party hereto.

        2.    Restrictions on Transferability.    The Restricted Securities shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder of Restricted Securities will cause any proposed transferee of the Restricted Securities held by such Holder, other than a transferee acquiring such securities in connection with a registered offering covering such disposition, to agree to take and hold such Restricted Securities subject to the provisions and upon the conditions specified in this Agreement.

        3.    Restrictive Legend.    Each certificate representing (i) the Preferred Stock, (ii) shares of the Company's Common Stock issued upon conversion of the Preferred Stock, (iii) any other securities issued in respect of the Preferred Stock or Common Stock issued upon conversion of the Preferred Stock including upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable securities laws):

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACTS AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED. COPIES OF THE AGREEMENT RESTRICTING THE TRANSFER OF THESE SHARES MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

        Each Holder consents to the Company's making a notation on its records and giving instructions to any transfer agent for the Company in order to implement the restrictions on transfer established in this Section 3. The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel at such Holder's expense (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

        4.    Notice of Proposed Transfers.    The Holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company reasonably requests, be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "No Action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, that no opinion or "No Action" letter need be obtained with respect to a transfer, if the transferee agrees to be subject to the terms hereof, to (A) if a Holder of Restricted Securities is a partnership, a partner, whether active or retired, of such Holder of Restricted Securities, (B) the estate of any Holder of Restricted Securities, (C) an "affiliate" of a Holder of Restricted Securities as that term is defined in Rule 405 promulgated by the Commission under the Securities act, (D) if the Holder is a corporation, to its stockholders, (E) if the Holder is a limited liability company, to its members or former members, or (F) the spouse, children, grandchildren or spouse of such children or grandchildren of any Holder or to trusts for the benefit of any Holder or such persons. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the restrictive legend in substantially the form set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if the transferee provides an opinion of counsel as provided in Section 3 or in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act or applicable state securities laws.

        5.    Requested Registration.

          (a)    Request for Registration.    If at any time after the earlier of (i) three (3) years after the date of this Agreement, or (ii) one hundred eighty (180) days following the closing date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public, the Company shall receive from any Holder or group of Holders holding at least sixty-six and two-thirds percent (66 2/3%) in interest of the Registrable Securities (the "Initiating Holders") a written request that the Company effect any registration with respect to Registrable Securities having an aggregate offering price of not less than $5,000,000, the Company will:

            (i)    promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

            (ii)   as soon as practicable, use its reasonable best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company, subject to the terms and conditions of this Section 5;

        Provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 5:

              (A)  In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

              (B)  After the Company has effected two (2) such registrations pursuant to this Section 5(a), which registrations have been declared or ordered effective, and pursuant to which the securities offered have been sold;

              (C)  During the one hundred eighty (180) day period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date immediately following the effective date of any Company-initiated registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); or

              (D)  If the Company delivers notice to the Holders of Registrable Securities within thirty (30) days of any such request for registration of the Company's intent to file a registration statement for its initial public offering within ninety (90) days from the date of such registration request.

        Subject to the foregoing clauses (A), (B), (C) and (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. If, however, the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided, however, that the Company may not utilize this right more than once in any twelve-month period.

          (b)    Underwriting.    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 5(a) and the Company shall include such information in the written notice referred to in Section 5(a). The right of any Holder to registration pursuant to Section 5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities to be registered in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Holders) and to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities such Holder holds.

        The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter mutually agreed upon for such underwriting by the Company and a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then, subject to the provisions of Section 5(a), the Company shall so advise all Holders and the number of shares that may be included in the registration and underwriting shall be allocated among all persons or entities requesting inclusion in the registration as follows: (A) all securities proposed to be offered by the Company for its own account or for the account of holders of securities other than Registrable Securities shall be excluded before any Registrable Securities are excluded; and (B) if, after all non-Registrable Securities have been excluded, additional limitations are required, then the number of Registrable Securities included in the registration shall be allocated among all Holders requesting inclusion thereof in the registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holder.

        If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 5(b). If the registration does not become effective due to the withdrawal of Registrable Securities at the behest of the Holder(s) of such Registrable Securities and the withdrawal of the registration is not at the request or on the advice of the Company or the underwriter nor is the result of a material adverse change in the Company's business, financial condition, results of operations or prospects since the date of the written request of the Initiating Holders pursuant to this Section 5, then either (1) the Holders requesting registration shall reimburse the Company for expenses incurred in complying with the request or (2) the aborted registration shall be treated as effected for purposes of Section 5(a)(B).

        6.    Company Registration.

          (a)    Notice of Registration.    If the Company proposes to register under the Securities Act any of its securities for sale by a security holder (other than (i) pursuant to a registration in connection with an employee benefit or stock ownership plan, (ii) pursuant to Sections 5 or 9, or (iii) a registration relating solely to a Rule 145 transaction) and the registration form to be used may be used for the registration of Registrable Securities, the Company will give prompt written notice to all Holders of its intention to effect such a registration (each, a "Piggyback Notice"). Subject to Section 6(b) below, the Company will include in such registration all shares of Registrable Securities which holders of Registrable Securities request the Company to include in such registration by written notice given to the Company within twenty (20) days after receipt of the above-described notice from the Company.

          (b)    Priority on Company Registrations.    If a registration subject to Section 6(a) relates to an underwritten public offering of equity securities by holders of the Company's securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Holders initially requesting such registration, the Company will include in such registration (i) first, the securities requested to be included therein by the Company if the Company has initiated the registration; (ii) second, the Registrable Securities requested to be included in such registration by the Holders, allocated pro rata among the Holders thereof on the basis of the number of shares of Registrable Securities held by such Holders; and (iii) third, among persons not contractually entitled to registration rights under this Agreement; provided, however, that in no event shall the amount of securities of the Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of the securities included in such offering unless such offering is the Company's initial public offering, in which case all securities of the Holders may be excluded (so long as no securities are included in such offering other than shares offered by the Company).

          (c)   The Company may, in its sole discretion, abandon or delay any registration initiated by the Company pursuant to this Section 6.

        7.    Expenses of Registration.    All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 5, 6 and 9 shall be borne by the Company; provided, however, if a registration proceeding is begun upon the request of the Holders pursuant to Sections 5 or 9, but such request is subsequently withdrawn at the request of the Holders, then the Holders of the Registrable Securities to have been registered may either: (i) bear all Registration Expenses of such proceeding, pro rata on the basis of the number of shares to have been registered, in which case the Company shall be deemed not to have effected a registration pursuant to Sections 5 or 9 of this Agreement, as applicable; or (ii) require the Company to bear all Registration Expenses of such proceeding, in which case the Company shall be deemed to have effected a registration pursuant to Sections 5 or 9 of this Agreement, as applicable. Nevertheless, if subsequent to such request for registration and prior to the request of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from the condition, business or prospects of the Company known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 5, 6 or 9, as applicable. All Selling Expenses relating to securities registered by the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

        8.    Registration Procedures.    In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

          (a)   Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the registration statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of securities of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

          (b)   Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders or underwriters may reasonably request in order to facilitate the public offering of such securities;

          (c)   Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement or to applicable anti-fraud provisions;

          (d)   Use its best efforts to register and qualify the securities covered by such registration statement under such other applicable securities or blue sky laws, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

          (e)   Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (f)    Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

          (g)   Enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Registrable Securities;

          (h)   Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of circumstances then existing; and

          (i)    Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

        9.    Registration on Form S-3.    In addition to the rights set forth above, if any Holder requests in writing that the Company file a registration statement on Form S-3 (or any successors thereto) with aggregate proceeds of at least $500,000 (a "Follow-On Registration") for a public offering of shares of Registrable Securities and the Company is entitled to use Form S-3 to register securities for such an offering, the Company shall use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act). The Company will promptly give written notice of the request for the proposed registration to all other Holders and include all Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after receipt of such written notice from the Company. The written request of a Holder may specify that all or part of such Holder's Registrable Securities will be included in such registration. If the Follow-On Registration is for an underwritten offering, the provisions of Section 5(b) shall apply to such registration. Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 9:

          (a)   if the Company shall furnish to the Holders initiating the registration on Form S-3 a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration statement to be filed and it is therefore essential to defer such filing; in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Holders initiating the registration on Form S-3 under this Section 9, provided, however, that the Company may not utilize this right more than once in any twelve-month period; or

          (b)   if the Company has, within any 90-day period already effected one (1) registration or within the twelve (12) month period preceding the date of such request already effected two (2) registrations on Form S-3 for Holders pursuant to this Section 9;

          (c)   if the Company has effected two (2) such registrations pursuant to this Section 9; or

          (d)   in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to such service in such jurisdiction and except as may be required by the Securities Act.

        10.    Termination of Registration Rights.    The registration rights granted pursuant to this Agreement shall terminate as to any Holder, at such time after the Company's initial public offering that all Registrable Securities held by such Holder can be sold in a single three-month period pursuant to Rule 144 promulgated under the Securities Act.

        11.    Lock-up Agreement.    In consideration for the Company agreeing to its obligations under this Agreement, each Holder of Registrable Securities and each transferee pursuant to Section 15 hereof agrees, in connection with the first registration of the Company's securities, that such holder shall not, without the prior consent of the Company or the underwriters managing any underwritten offering of the Company's securities, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration), as the case may be, for a period of up to one hundred eighty (180) days from the effective date of such registration; provided, however that all officers, directors and holders of one percent (1%) or more of the outstanding capital stock of the Company enter into similar lock-up agreements as well. Each Holder agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce the provisions of this Section 11.

        12.    Indemnification.

          (a)   The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, accountants, underwriters and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any federal or state securities law, or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided, however, that the indemnity agreement contained in this Section 12(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission, that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or underwriter and stated to be specifically for use therein.

          (b)   Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, legal counsel, accountants each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, legal counsel, accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder and provided that the obligations of each such Holder hereunder shall be limited to an amount equal to the net proceeds after expenses and commissions to such Holder from Registrable Securities sold in such offering.

          (c)   Each party entitled to indemnification under this Section 12 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d)   If the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the action or omission that resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The obligation of Holders to contribute will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities.

        13.    Information by Holder.    The Holder(s) of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

        14.    Rule 144 Reporting.    With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

          (a)   Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after ninety (90) days after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

          (b)   File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after it has become subject to such reporting requirements; and

          (c)   So long as any of the Holders owns Restricted Securities, furnish to Holders of Registrable Securities forthwith upon written request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder of Restricted Securities may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

        15.    Transfer of Registration Rights.    The right to cause the Company to register securities granted hereunder may be assigned (but only with all related obligations) by a Holder to a transferee or assignee who acquires the lesser of (i) all of such Holder's Registrable Securities or (ii) fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits, stock dividends and the like), provided that the Company is given written notice of such assignment at the time of or within a reasonable time after said transfer or assignment, and the transferee agrees in writing to be bound by the provisions of this Agreement regarding the right to register securities. Notwithstanding the foregoing, the rights to cause the Company to register securities may be freely assigned (a) to any partner, active or retired, of a Holder, where such Holder is a partnership, (b) to any affiliate (as that term is defined in Rule 405 promulgated by the Commission under the Securities Act) of a Holder, (c) to any officer, director, shareholder or member thereof, where such Holder is a corporation or limited liability company or (d) to the spouse, children, grandchildren or spouse of such children or grandchildren of any Holder or to trusts for the benefit of any Holder or such persons where the Holder is a natural person, provided that written notice thereof is promptly given to the Company and that the transferee agrees to be bound by the provisions of this Agreement.

        16.    Subsequent Grant of Registration Rights.    The Company shall not grant additional registration rights or rights to have securities other than the Registrable Securities registered under the Securities Act without the written consent of the Holders holding two-thirds of the Registrable Securities held by all Holders.

        17.    Information.

          (a)   The Company will furnish the following reports to each holder who, along with such holder's affiliate holds at least one million (1,000,000) shares of Preferred Stock (or Common

  Stock issuable upon conversion of the Preferred Stock) (a "Significant Holder"), as adjusted for stock splits, stock dividends and other like recapitalization events:

            (i)    As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, all in reasonable detail and audited by a "Big 4" public accountant selected by the Company, unless the Board of Directors, in its reasonable discretion, determines that the auditor need not be a "Big 4" public accountant, in which case the public accountant shall be an independent public accountant of recognized national standing.

            (ii)   As soon as practicable after the end of each calendar quarter and in any event within thirty (30) days thereafter, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each calendar quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries for such period, prepared in accordance with GAAP consistently applied, subject to changes resulting from year-end audit adjustments in reasonable detail and certified by the principal accounting financial officer of the Company.

            (iii)  As soon as practicable after the end of each month and in any event within thirty (30) days thereafter, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each monthly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries for such period, compared against the annual financial plan of the Company described below, and prepared in accordance with GAAP consistently applied, subject to changes resulting from year-end audit adjustments and the absence of notes, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

            (iv)  As soon as practicable after approved by the Board of Directors, but in no event more than thirty (30) days after the end of each fiscal year, an annual financial plan of the Company for the forthcoming fiscal year. Such financial plan shall provide each Significant Holder with the Company's projections of its quarterly financial statements for the forthcoming fiscal year.

            (v)   As soon as practicable after the end of each quarter, an executive summary of the activities of the Company including, without limitation, marketing, financial, product development and support and other material activities.

            (vi)  Prompt notice of any claim, dispute or litigation which may result in a material and adverse change in the condition, financial or otherwise, customer relations, employee relations, assets, net worth or results of operations of the Company.

            (vii) The rights to information set forth in this Section 17(a) may be transferred to any person acquiring from a Significant Holder at least one million (1,000,000) shares of Preferred Stock (as adjusted for stock splits, stock dividends and other like recapitalization events) provided that the transferred Preferred Stock is not transferred to an unaffiliated third-party who is an actual competitor of the Company in the reasonable judgment of the Company.

          (b)   Each Significant Holder agrees that any information obtained by such Significant Holder pursuant to this Section 17 which the Company identifies in writing to be proprietary or otherwise confidential will not be disclosed without the prior written consent of the Company; provided, however, that the disclosure of any portion of such information by a Significant Holder shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes if

  (a) such information was in the public domain at or subsequent to the time such portion was communicated to the Significant Holder by Company through no fault of the Significant Holder; (b) such information was rightfully in the Significant Holder's possession free of any obligation of confidence at or subsequent to the time such portion was communicated to the Significant Holder by Company; (c) such disclosure by the Significant Holder was made in response to a valid order by a court or other governmental body, or (d) such disclosure by the Significant Holder was otherwise required by law, provided, however, that in those circumstances set forth in (c) and (d) of this subsection, Significant Holder shall provide prompt prior written notice thereof to Company to enable Company to seek a protective order or otherwise prevent such disclosure. Each Significant Holder further acknowledges and understands that any information so obtained which may be considered "inside" non-public information will not be utilized by such Significant Holder in connection with purchases and/or sales of the Company's securities except in compliance with applicable state and federal anti-fraud statutes.

        18.    Visitation Rights.    In addition to any rights of inspection afforded stockholders by statute or otherwise, the Company shall permit each Significant Holder, at such Significant Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such times as are mutually agreed upon by the Significant Holder and the Chief Executive Officer of the Company.

        19.    Termination of Information and Visitation Rights.    The covenants set forth in Sections 17 and 18 shall terminate as to Significant Holders and be of no further force or effect upon the first sale of Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act or when the Company first becomes subject to the periodic reporting requirements of Sections 12 (g) or 15(d) of the Exchange Act, whichever event shall first occur.

        20.    Rights of First Offer.    The Company hereby grants to each Significant Holder and each Common Holder (individually, an "Offeree" collectively, the "Offerees"), the right of first offer to purchase a pro rata share of New Securities (as defined in this Section 20) which the Company may, from time to time, propose to sell and issue. Each Offeree's pro rata share, for purposes of this right of first offer, is the ratio of the number of shares of Common Stock owned by such Offeree immediately prior to the issuance of New Securities, assuming full conversion of the Preferred Stock, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming full conversion of all outstanding Preferred Stock. Each Offeree shall have a right of over-allotment such that if any Offeree fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Offerees may purchase the non-purchasing Offeree's portion on a pro rata basis within twenty (20) days from the date such non-purchasing Offeree fails to exercise its right hereunder to purchase its pro rata share of New Securities. This right of first offer shall be subject to the following provisions:

          (a)   "New Securities" shall mean any Common Stock and Preferred Stock of the Company whether or not authorized on the date hereof, and rights, options, or warrants to purchase Common Stock or Preferred Stock and securities of any type whatsoever that are, or may become, convertible into Common Stock or Preferred Stock; provided, however, that "New Securities" does not include the following:

            (i)    shares or options to purchase shares issued or granted to officers, directors or employees of, or consultants or advisors to, the Company or its subsidiaries pursuant to the Company's 1999 Stock Option/Stock Issuance Plan (the "Option Plan");

            (ii)   shares issued in connection with a bona fide business acquisition of or by the Corporation that is approved by the Board of Directors, whether by merger, consolidation, sale of substantially all of the assets, sale or exchange of stock, license, or otherwise;

            (iii)  shares issued upon conversion of shares of the Preferred Stock or Common Stock;

            (iv)  shares issued as a dividend or other distribution on the Preferred Stock;

            (v)   shares issued in connection with a firm commitment underwritten public offering;

            (vi)  shares issued upon exercise of warrants or other securities or rights currently outstanding or issued after the date hereof pursuant to equipment lease financing transactions, bank financing transactions, or in connection with establishing corporate partnering, strategic alliances or other such business relationships, in each case approved by the Board of Directors, and for which the principal purpose is not to raise equity funding; and

            (vii) shares issued in a transaction described in Article IV.B, Section 3(e) of the Company's Sixth Amended and Restated Certificate of Incorporation, as amended.

          (b)   In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Offeree written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each Offeree shall have twenty (20) business days after receipt of such notice to agree to purchase its pro rata share of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Such Offeree's obligation to purchase such New Securities under this Section 20 will be contingent upon the completion of the issuance of the New Securities substantially in the form as provided in the written notice.

          (c)   The Company shall have sixty (60) days after the twenty (20) business days specified above plus any over-allotment period to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within twenty (20) days from the date of said agreement) the New Securities respecting which the rights of the Offerees were not exercised (or which were not subject to a right of first offer) at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within such sixty (60) day period (or sold and issued New Securities in accordance with the foregoing within twenty (20) days from the date of such agreement) the Company shall not thereafter issue or sell any New Securities, without first offering such New Securities to the Offerees in the manner provided above.

          (d)    Expiration.    The Right of First Offer granted under this Section 20 shall expire upon the first sale of Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act with a pre-money valuation of $200,000,000 and with an aggregate offering price of not less than $40,000,000.

          (e)    Assignability.    This Right of First Offer is nonassignable except to any transferee to whom registration rights may be transferred pursuant to Section 15 of this Agreement.

        21.    Covenants.    The Company hereby covenants and agrees with the Preferred Holders as follows:

          (a)    Proprietary Information and Inventions Agreement.    The Company and each person now or hereafter employed in any technical capacity by it or any subsidiary with access to confidential information will enter into a Proprietary Information and Inventions Agreement.

          (b)    Indemnification of Directors.    The Sixth Amended and Restated Certificate of Incorporation, as amended from time to time, or the Bylaws of the Company will at all times during which any nominee of any of the Preferred Holders serves as a director of the Company provide for indemnification of the directors and limitations on liability of the directors to the fullest extent permitted under applicable state law.

          (c)    Indemnification.    The Company, without limitation as to time, will indemnify and hold harmless and defend each Preferred Holder and its agents and representatives against, and hold each Preferred Holder and its agents and representatives harmless from, all losses, claims, damages, liabilities, and costs (including the costs of preparation and attorneys' fees and expenses) (collectively, "Losses") incurred pursuant to any investigation or proceeding by any Person other than the Company, against the Company, any Preferred Holder or any of their agents and representatives arising out of or in connection with this Agreement or the transactions contemplated herein and therein (or any other document or instrument executed pursuant hereto or thereto), which investigation or proceeding requires the participation of, or is commenced or filed against, such Preferred Holders or any of their agents or representatives because of this Agreement and the transactions contemplated herein and therein, other than to the extent that any Losses are finally determined in such proceeding to be the result of (i) the gross negligence or willful misconduct by such Preferred Holder, (ii) a breach of a fiduciary duty, if any, owed by such Preferred Holder to the Company, (iii) an act or omission that involves intentional misconduct or a knowing violation of law by such Preferred Holder, (iv) a material breach by such Preferred Holder of any material provision of this Agreement, (v) a transaction from which the Preferred Holder received an improper benefit or (vi) Losses incurred by or on behalf of a Preferred Holder's agent or representative who is party to a separate Indemnification Agreement with the Company as to which such Indemnification Agreement, rather than this Section 22(c), shall apply.

          (d)    Qualified Small Business Stock.    The Company will use reasonable efforts to comply with the reporting and record-keeping requirements of Section 1202 of the Internal Revenue Code, any regulations promulgated thereunder and any similar state laws and regulations, and agrees not to repurchase any stock of the Company if such repurchase would cause such shares not to so qualify as "Qualified Small Business Stock." The provisions of this Section 21(d) may be waived only by the vote or written consent of the holders of at least two-thirds of the then outstanding shares of Preferred Stock.

            (i)    Independent Accountants.    The Company will retain a "Big 4" independent public accountant firm (unless the Board of Directors determines, in its reasonable discretion that such auditor need not be a "Big 4" public accountant, in which case the public accountant shall be an independent public accountant of recognized national standing) who shall audit the Company's financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected, or any firm of independent public accountants hereafter employed by the Company, are terminated, the Company will promptly thereafter engage another firm of independent public accountants of recognized national standing in accordance with the foregoing sentence.

          (e)    Additional Board Approvals.    Prior to taking any of the following actions, the Company shall first be required to obtain the approval of its Board of Directors:

            (i)    appointing any person as an officer of the Company;

            (ii)   entering into employment agreements with any employee unless previously approved by a majority of disinterested members of the Board of Directors or the Compensation Committee of the Board;

            (iii)  unless previously approved by a majority of disinterested members of the Board of Directors or the Compensation Committee of the Board, implementing compensation programs, including base salaries and bonus programs, for officers and key employees of the Company;

            (iv)  unless previously approved by a majority of disinterested members of the Board of Directors or the Compensation Committee of the Board, adopting or approving stock option programs, as well as issuing any shares of stock or stock options to employees of, directors of, or any other persons or entities providing services to the Company;

            (v)   approving the Company's annual budgets, business and financial plans;

            (vi)  entering into lease or purchase agreements for real estate;

            (vii) entering into any agreement or series of related agreements including, but not limited to, capital equipment leases or purchases, that require the Company to spend in excess of $50,000 individually or $250,000 in the aggregate, and which are not contemplated in the then-most recent business plan or budget approved by the Board of Directors.

          (f)    Board Meetings.    Board of Directors meetings will be held at least four times per year; provided, however, until the Company is profitable or the Board of Directors otherwise determines, meetings of the Board of Directors will be held every two months, or six times per year.

          (g)    Vesting of Certain Securities.    Unless otherwise agreed to by the Board of Directors of the Company, all stock and other securities issued after the Closing to employees and directors of and consultants and other service providers to the Company shall be subject to the following vesting schedule: twenty-five percent (25%) of such securities shall vest on the one-year anniversary of the issuance of such securities, with the remaining seventy-five percent (75%) to vest in equal monthly installments over the next three (3) years.

          (h)    Option Plan.    The Company will not issue options permitting exercise prior to vesting unless such early exercise provision and any corresponding right of repurchase provision are specifically discussed with the Company's Board of Directors and the Board of Directors approve such provision.

          (i)    Issuance of Common Stock.    The Company will not issue shares of Common Stock unless (i) such shares are subject to a right of first refusal by the Company and (ii) such right of first refusal is not materially different from the Company's right of first refusal as set forth in that certain form of Stock Purchase Agreement and that certain form of Stock Issuance Agreement as approved by the Board of Directors of the Company.

          (j)    Payment of Taxes and Trade Debt.    The Company will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company; provided, however, that the Company shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company shall have set aside on its books sufficient reserves, if any, with respect thereto.

          (k)    Preservation of Corporate Existence.    The Company will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties. Secure, preserve and maintain all licenses and other rights to use Intellectual Property Rights owned or possessed by it and deemed by the Company to be necessary to the conduct of its business.

          (l)    Compliance with Laws.    The Company will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, where noncompliance would have a Material Adverse Effect.

          (m)    Keeping of Records and Books of Account.    The Company will keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, returns of merchandise, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

          (n)    Maintenance of Properties.    The Company will maintain and preserve all of its properties and assets, necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

          (o)    Bylaws.    The Company will at all times, cause the bylaws of the Company to provide that, unless otherwise required by the laws of the State of Delaware, (i) any two directors and (ii) any holder or holders of at least 25% of the outstanding Preferred Shares, shall have the right to call a meeting of the Board of Directors or stockholders.

          (p)    Expenses of Directors.    The Company will promptly reimburse in full, each director of the Company who is not an employee of the Company for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

          (q)    Assignment Agreements.    The Company will obtain from each named inventor for any patent application filed by or on behalf of the Company an assignment reasonably acceptable to counsel for the Company which assigns to the Company all rights in and to any such patent application and patent issuing therefrom.

          (r)    Termination of Covenants.    The covenants of the Company set forth in Sections 21(d), (h), (i) and (j) shall terminate in all respects on the date of the closing of an initial firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of the Company's Common Stock.

          (s)    Registration Rights of Comerica Bank.    The parties hereto acknowledge that pursuant to that certain warrant to purchase shares of the Company's Series A Preferred Stock and Series P Common Stock, issued by the Company to Comerica Bank—California ("Comerica") in accordance with the Loan and Security Agreement, dated April 3, 2003, by and between the Company and Comerica, Comerica is entitled to "piggy back" registration rights in accordance with the terms of this Agreement and shall be deemed a "Holder" under this Agreement for purposes of Section 6 of this Agreement. The Company, upon the request of Comerica, may provide Comerica with a joinder agreement deeming Comerica a "Holder" for purposes of Section 6 of this Agreement.

          (t)    Assignment of Purchase Rights.    In the event that the Company obtains a right to purchase shares of its capital stock held by Environmental Defense Fund or its affiliates in connection with a proposed transfer of such shares, and the Company does not intend to exercise such right in full, then the Company shall, in a timely manner, notify each Preferred Holder who holds shares of Series C Preferred Stock (the "Series C Holders") of such fact and assign such right to the Series C Holders pro rata based on the number of shares of Series C Preferred Stock held by such Series C Holders, with a full oversubscription right such that any shares not subscribed for by any Series C Holders shall be available for purchase by the Series C Holders exercising such rights in full.

        22.    Election of Directors.    Each of the parties hereto agrees to vote all of his, her or its Shares (and attend, in person or by proxy, all meetings of stockholders called for the purpose of electing directors), and the Company agrees to take all actions (including, but not limited to the nomination of specified persons) to cause and maintain the election to the Board of Directors of the Company, to the extent permitted pursuant to the Company's certificate of incorporation, the following:

          (i)    except as set forth in Section 22(vi) below, three (3) persons designated by the holders of a majority of the Company's Series P Common holders and Series A Convertible Preferred holders, voting on an as-if-converted to Series P Common Stock basis (the "Series P Directors"), one (1) of whom shall be designated by Adams Street V, L.P. (who shall initially be George Spencer), one (1) of whom shall be designated by Granite Ventures (who shall initially be Chris Hollenbeck), and one (1) of whom shall be designated by Austin Ventures (who shall initially be Tom Ball);

          (ii)   one (1) person designated by the Stockholders' Agent (as defined in that certain Merger Agreement, dated January 10, 2007, between the Company, GetActive Software, Inc. and Robert Epstein, as Stockholders' Agent (the "Merger Agreement")) who shall represent the holders of the Series Q Common Stock, Series R Common Stock and Series S Common Stock, and who shall initially be Sheeraz Haji (the "QRS Director");

          (iii)  one (1) person designated by a majority of the Board of Directors, including the approval of at least one of the Series P Directors and either the QRS Director or the Series C Director, and who shall initially be Vinay Bhagat;

          (iv)  one (1) person who shall at all times be the then current Chief Executive Officer of the Company (the "CEO Director");

          (v)   one (1) person designated by El Dorado Ventures VI, L.P. (the "Series C Director") and who shall initially be Scott Irwin; and

          (vi)  after the date hereof, the Board of Directors shall undertake the process of identifying one (1) person approved by a majority of the existing Board of Directors, including the approval of at least one of the Series P Directors and the QRS Director, who shall have relevant experience in the industry and have no affiliation with the Company and who shall replace one (1) Series P Director (the "Industry Director") (and the entity previously entitled to designate such Series P Director shall no longer retain such right. Thereafter, the Industry Director shall be designated by a majority of the existing Board of Directors, including the approval of at least one of the Series P Directors and the QRS Director, who shall have relevant experience in the industry and have no affiliation with the Company.

        Each of the parties further covenants and agrees to vote, to the extent possible, all Shares so that the authorized number of members of the Company's Board of Directors shall consist of seven (7) members.

        In the absence of any designation from the persons or groups so designating directors as specified above, the director previously designated by them and then serving shall be re-elected if still eligible to serve as provided herein.

        No party hereto shall vote to remove any member of the Board of Directors designated in accordance with the aforesaid procedure unless the persons or groups so designating directors as specified above so vote, and, if such persons or groups so vote then the non-designating party or parties shall likewise so vote. In the event that the person serving as the director to be elected as the CEO Director ceases to serve as the Chief Executive Officer of the Company, each of the parties hereto agrees to vote all of its Shares for the removal of such director at the request of a majority of the Board of Directors, excluding the director to be removed.

        The rights set forth in this Section 22 shall expire upon the first sale of Common Stock pursuant to a registration statement under the Securities Act.

        23.    Board Observer Rights.    The Company shall invite one (1) representative designated from time to time by the Stockholders' Agent (as defined in the Merger Agreement), who shall initially be William Pease, and one (1) representative designated by Rembrandt Ventures (together, the "Observers") who shall initially be Douglas Schrier, to attend in a nonvoting observer capacity all meetings of the Board of Directors of the Company or of the committees thereof and, in this respect, shall give the Observers copies of all notices and other materials that they provide generally to the members of the Board of Directors of the Company (or such committees thereof); provided, however, that the Company reserves the right to exclude the Observers from access to any material or meeting or portion thereof if a majority of the Board of Directors (or a committee thereof) believes that such exclusion is reasonably necessary in the performance of its duties, to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons.

        The rights set forth in this Section 23 shall expire upon the first sale of Common Stock pursuant to a registration statement under the Securities Act.

        24.    Non-Disclosure of Investment Interests.    The Company hereby covenants and agrees that, except as otherwise required by law, no information concerning the identity of any Preferred Holder as an investor or interested party to the Company, including but not limited to information distributed in any press release, marketing or advertising materials, loan applications and general business development, will be disclosed by the Company or its agents without the prior written consent of such Preferred Holder, which consent shall be at that Preferred Holder's sole discretion.

        25.    Governing Law.    This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware (without resort to the conflict of law principles thereof).

        26.    Entire Agreement.    This Agreement constitutes the full and entire understanding and agreement between the parties regarding the rights provided herein. The Prior Agreement is hereby terminated in its entirety and shall be of no further force or effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        27.    Notices, Etc.    All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered on the date of delivery, when delivered personally or by overnight courier or sent by telegram or confirmed fax, or seventy-two (72) hours after being deposited with the United States Post Office, as First Class certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (i) if to a Preferred Holder: at the address below such Preferred Holder's name on Schedule I attached hereto, or at such other address as the Preferred Holder may designate by ten (10) days advance written notice to the other parties hereto; (ii) if to Common Holder, at the address below such Common Holder's name on Schedule II attached hereto, or at such other address as the Common Holder may designate by ten (10) days' advance written notice to the other parties hereto, or (iii) (iv) if to the Company, to its principal place of business, 11921 N. Mopac Expressway, Ste. 200, Austin, TX 78759, or the address of any registered agent and with a copy (which shall not constitute notice) to DLA Piper US LLP, 1221 South MoPac Expressway, Suite 400, Austin, TX 78746-6875, attn: John Gilluly, facsimile (512) 457-7001.

        28.    Counterparts; Facsimile Signatures.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Signatures transmitted via facsimile shall be deemed originals for purposes of this Agreement.

        29.    Amendment.    Unless otherwise stated in the foregoing, any provision of this Agreement may be amended, waived or modified only upon the written consent of (i) the Company, and (ii) holders of at least two-thirds in interest of the Preferred Stock; provided, however, that any amendment which uniquely and adversely affects (i) the Common Holders or (ii) the QRS Holders (as defined in the Company's Sixth Amended and Restated Certificate of Incorporation), as the case may be, shall not be effective against such respective holders without the written consent of the holders of at least a majority in interest of such holders; and provided, further, that any amendment to Section 22 that would adversely alter the right of any party or group of parties shall require the written consent of such party or group of parties. Any amendment or modification effected in accordance with this Section 29 shall be binding upon each party hereto and each party and the Company. Any amendment, waiver or modification not effected in accordance with this Section 28 shall be null and void.

        30.    Independent Counsel.    Each party acknowledges and agrees that DLA Piper US LLP is and has acted solely as counsel to the Company, and not to such party, in connection with the transactions contemplated by this Agreement. Each party further acknowledges and agrees that such party has been represented by and consulted with, or has had reasonable opportunity to be represented by and consulted with, independent counsel of its own choosing throughout all negotiations that preceded the execution and delivery of this Agreement.

Remainder of Page Intentionally Left Blank

        IN WITNESS WHEREOF, the undersigned has executed this Fifth Amended and Restated Investors' Rights Agreement as of the date set forth above.

COMPANY:
CONVIO, INC. a Delaware corporation
By:	/s/ Gene Austin Gene Austin Chief Executive Officer

        IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Investors' Rights Agreement as of the date set forth above.

COMMON HOLDERS:
/s/ Vinay Bhagat Vinay Bhagat
David Crooke
/s/ Gene Austin Gene Austin
/s/ Jim Offerdahl Jim Offerdahl

        IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Investors' Rights Agreement as of the date set forth above.

COMMON HOLDERS (continued):
Sheeraz Haji
/s/ William Pease William Pease

        IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Investors' Rights Agreement as of the date set forth above.

PREFERRED HOLDERS:
ADAMS STREET V, L.P.
By:	Adams Street Partners, LLC, its General Partner
By:	/s/ Jeffrey T. Diehl Jeffrey T. Diehl Partner
EL DORADO VENTURES VI, L.P.
By:
Name:
Title:
EL DORADO TECHNOLOGY '01, L.P.
By:
Name:
Title:
REMBRANDT VENTURES PARTNERS II, L.P.
By:
Name:
Title:

        IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Investors' Rights Agreement as of the date set forth above.

PREFERRED HOLDERS:
ADAMS STREET V, L.P.
By:	Adams Street Partners, LLC, its General Partner
By:	George H. Spencer, III Partner
EL DORADO VENTURES VI, L.P.
By:	/s/ Scott Irwin
Name:	Scott Irwin
Title:	General Partner
EL DORADO TECHNOLOGY '01, L.P.
By:	/s/ Scott Irwin
Name:	Scott Irwin
Title:	General Partner
REMBRANDT VENTURES PARTNERS II, L.P.
By:	/s/ Douglas Schrier
Name:	Douglas Schrier
Title:	General Partner

        IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Investors' Rights Agreement as of the date set forth above.

PREFERRED HOLDERS:
REMBRANDT VENTURES PARTNERS EXPANSION FUND, L.P.
By:	/s/ Douglas Schrier
Name:	Douglas Schrier
Title:	General Partner

        IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Investors' Rights Agreement as of the date set forth above.

PREFERRED HOLDERS (continued):
GRANITE VENTURES, L.P.
By:	Granite Management, L.L.C., Its General Partner
By:	/s/ Jackie Berterretche
Name:	Jackie Berterretche
Title:	Attorney-in-Fact
ADOBE VENTURES IV, L.P.
By:	Adobe Ventures Management IV, LLC Its General Partner
By:	/s/ Jackie Berterretche
Name:	Jackie Berterretche
Title:	Attorney-in-Fact
TODD U.S. VENTURES, LLC
By:	H&Q Todd Ventures Management, LLC
By:	/s/ Jackie Berterretche
Name:	Jackie Berterretche
Title:	Attorney-in-Fact

        IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Investors' Rights Agreement as of the date set forth above.

PREFERRED HOLDERS (continued):
AUSTIN VENTURES VI, L.P.
By:	AV Partners VI, LP, Its General Partner
By:
Name:
Title:
AUSTIN VENTURES VI AFFILIATES FUND, L.P.
By:	AV Partners VI, LP, Its General Partner
By:
Name:
Title:
SILVERTON PARTNERS III, L.P.
By:	/s/ William Wood William Wood General Partner
LIBERTY MUTUAL INSURANCE COMPANY
By:	Ronald D. Ulich Vice President

        IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Investors' Rights Agreement as of the date set forth above.

PREFERRED HOLDERS (continued):
AUSTIN VENTURES VI, L.P.
By:	AV Partners VI, LP, Its General Partner
By:
Name:
Title:
AUSTIN VENTURES VI AFFILIATES FUND, L.P.
By:	AV Partners VI, LP, Its General Partner
By:
Name:
Title:
SILVERTON PARTNERS III, L.P.
By:	William Wood General Partner
LIBERTY MUTUAL INSURANCE COMPANY
By:	/s/ Ronald D. Ulich Ronald D. Ulich Vice President
LMIA COINVESTMENT L.P.
By:	Liberty Mutual Insurance Company, Its general partner
By:	/s/ Ronald D. Ulich Ronald D. Ulich Vice President

        IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Investors' Rights Agreement as of the date set forth above.

PREFERRED HOLDERS (continued):
GRANITE VENTURES, L.P.
By:	Granite Management, L.L.C., Its General Partner
By:	/s/ Jackie Berterretche
Name:	Jackie Berterretche
Title:	Attorney-in-Fact
ADOBE VENTURES IV, L.P.
By:	Adobe Ventures Management IV, LLC Its General Partner
By:	/s/ Jackie Berterretche
Name:	Jackie Berterretche
Title:	Attorney-in-Fact
TODD U.S. VENTURES, LLC
By:	H&Q Todd Ventures Management, LLC
By:	/s/ Jackie Berterretche
Name:	Jackie Berterretche
Title:	Attorney-in-Fact

        IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Investors' Rights Agreement as of the date set forth above.

PREFERRED HOLDERS:
HORIZON TECHNOLOGY FUNDING COMPANY II LLC
By:	Horizon Technology Finance, LLC, its member and agent
By:	/s/ Robert D. Pomeroy, Jr.
Name:	Robert D. Pomeroy, Jr.
Title:	Managing Member

        IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Investors' Rights Agreement as of the date set forth above.

PREFERRED STOCKHOLDERS (continued):
/s/ Sheeraz Haji Sheeraz Haji
/s/ Pete Kirkwood Pete Kirkwood
/s/ Robert Epstein Robert Epstein
James Pooley
Samuel Kingsland
Lisa Gansky
Cristina Morgan
David Golden Wilner Trust
Nicholas Allen
Mary Krackeler

        IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Investors' Rights Agreement as of the date set forth above.

PREFERRED HOLDERS (continued):
Pacific Partners USA, L.P.
By:	/s/ Travis Nelson
Name:	Travis Nelson
Title:	Managing Director

        IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Investors' Rights Agreement as of the date set forth above.

PREFERRED HOLDERS (continued):
Casilli Investment Partners
By:	/s/ Gerald S. Casilli
Name:	Gerald S. Casilli
Title:	Partner
Casilli Revocable Trust
By:	/s/ Gerald S. Casilli
Name:	Gerald S. Casilli
Title:	Trustee
/s/ Michelle A. Casilli Michelle A. Casilli
/s/ Gerard A. Casilli Gerard A. Casilli

        IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Investors' Rights Agreement as of the date set forth above.

Alice Hendricks
Amanda Dramstad
/s/ Angelica Broaddus Angelica Broaddus
Avi Schaeffer
Barker Trust
Brian Trelstad
Bruce Keilin
Charles Berman
Christopher Dworin
/s/ Curtis Below Curtis Below

        IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Investors' Rights Agreement as of the date set forth above.

/s/ Dan Landy Dan Landy
/s/ David Abercrombie David Abercrombie
David Moynihan
Debra Perlson
Douglas Chuchro
Environmental Defense Fund
Francois Furstenberg
Gregory Neichin
Irwin Lieber
Jackson Horton

        IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Investors' Rights Agreement as of the date set forth above.

James Kim
James Koshland
James Swanson
JC Severiens
Jeff Raleigh
Jenny Kim
Jospeh Walsmith
/s/ Karl Goldstein Karl Goldstein
/s/ Ken Leiserson Ken Leiserson
Kenneth Thornton
/s/ Kristin Lawton Kristin Lawton

        IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Investors' Rights Agreement as of the date set forth above.

Larry Kontz
Lefeber Investment Partnership
Lori Painter
Mal Warwick Trust
Mami Nomura
Michael Baird Trust
/s/ Michael Schwarz Michael Schwarz
Nancy Abercrombie
New Millennium Capital Partners II, LLC
Patrick Kelly

        IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Investors' Rights Agreement as of the date set forth above.

Todd Lash
/s/ Tom Krackeler Tom Krackeler
/s/ Tri Tran Tri Tran
Vernon George
Woodland Venture Fund
/s/ Yoshinobu Sugawara Yoshinobu Sugawara

Lefeber Investment Partnership
Lori Painter
Mal Warwick Trust
/s/ Mami Nomura Mami Nomura
Michael Baird Trust
Michael Schwarz
Nancy Abercrombie

Schedule I
SCHEDULE OF COMMON HOLDERS

	Shares of Common Stock Held (as of April 10, 2007)
Common Holder
	P	Q	R	S
Vinay Bhagat c/o Convio, Inc. 11921 N. Mopac, Suite 400 Austin, Texas 78759	1,088,187
David Crooke c/o Convio, Inc. 11921 N. Mopac, Suite 400 Austin, Texas 78759	130,000
Gene Austin c/o Convio, Inc. 11921 N. Mopac, Suite 400 Austin, Texas 78759	1,256,374
Jim Offerdahl c/o Convio, Inc. 11921 N. Mopac, Suite 400 Austin, Texas 78759	450,000
Sheeraz Haji		331	12,265	385,826
William S. Pease				803,805

Schedule II
SCHEDULE OF PREFERRED HOLDERS

	Registrable Securities (as of April 10, 2007)
	Preferred Stock			Common Stock
Preferred Holder
	Series A	Series B	Series C	Series P	Series Q	Series R	Series S
Adams Street Partners V, L.P. One North Wacker Drive, Suite 2200 Chicago, IL 60606-2807 Attn: George H. Spencer, III	1,624,999		194,438	1,389,517
Austin Ventures VI, LP 300 West Sixth Street, Suite 2300 Austin, Texas 78701 Attn: Tom Ball	2,318,786		155,375	3,008,306
Austin Ventures VI Affiliates Fund, LP 300 West Sixth Street, Suite 2300 Austin, Texas 78701 Attn: Tom Ball	65,215		4,369	84,607
Silverton Partners III, L.P. 1000 Rio Grande Street Austin, TX 78701 Attn: William Wood	735,750		112,891	1,014,481
Roliff H. Purrington, Jr. Mayor, Day, Caldwell & Keeton, LLP 100 Congress Avenue, Suite 1500 Austin, TX 78701-4042	6,999			7,102
William A. Sahlman, Ph.D. Baker Library 373 Harvard Business School Soldiers Field Boston, MA 02163	4,999			5,073
Philip Cannon	1,999			2,029
Ashish Dhawan ChrysCapital Suite 101, The Oberoi Dr. Zakir Hussain Marg New Delhi—110003 India	1,999			2,029
Sandeep Nanda	1,999			2,077
Ajit Nedungadi TA Associates High Street Tower, Suite 2500 125 High Street Boston, MA 02110	1,999			2,029
Granite Ventures, L.P. One Bush Street, Suite 1350 San Francisco, CA 94104 Attn: Chris Hollenbeck	1,418,749		207,273	2,133,029
Adobe Ventures IV, L.P. c/o Granite Ventures, L.P. One Bush Street, Suite 1350 San Francisco, CA 94104 Attn: Chris Hollenbeck	1,276,875			1,919,726
Todd U.S. Ventures, LLC c/o Granite Ventures, L.P. One Bush Street, Suite 1350 San Francisco, CA 94104 Attn: Chris Hollenbeck	141,874			213,302
Neil Webber	126,249			144,040

Brobeck, Phleger & Harrison LLP (Associates Stock Fund) Andrews Kurth LLP 111 Congress Avenue, Suite 1700 Austin, TX 78701 Attn: J. Matthew Lyons, Esq.	1,749			1,523
Austin Tighe Andrews Kurth LLP 111 Congress Avenue, Suite 1700 Austin, TX 78701 Attn: J. Matthew Lyons, Esq.	437			380
Carmelo M. Gordian Andrews Kurth LLP 111 Congress Avenue, Suite 1700 Austin, TX 78701 Attn: J. Matthew Lyons, Esq.	874			761
Charles S. Baker Andrews Kurth LLP 111 Congress Avenue, Suite 1700 Austin, TX 78701 Attn: J. Matthew Lyons, Esq.	437			380
J. Matthew Lyons Andrews Kurth LLP 111 Congress Avenue, Suite 1700 Austin, TX 78701 Attn: J. Matthew Lyons, Esq.	437			380
Kinloch Gill III Andrews Kurth LLP 111 Congress Avenue, Suite 1700 Austin, TX 78701 Attn: J. Matthew Lyons, Esq.	437			380
Robert DeBerardine Andrews Kurth LLP 111 Congress Avenue, Suite 1700 Austin, TX 78701 Attn: J. Matthew Lyons, Esq.	874			761
Virtual CFO 4601 Spicewood Springs Road Building II, Ste 100 Austin, TX 78759-8598 Attn: Ellen Wood	4,374			3,808
Liberty Mutual Insurance Company 175 Berkeley Street Boston, MA 02117 Attn: Ronald D. Ulich	887,499			1,674,844
LMIA Coinvestment L.P. 175 Berkeley Street Boston, MA 02117 Attn: Ronald D. Ulich			165,272
Sheeraz Haji		1,900			331	12,265	385,826
Pete Kirkwood		13,849	31,948		2,418	28,707	18,219
Robert Epstein		19,008			3,319	430,674
James Pooley		13,398			2,340	52,716
Samuel Kingsland		9,504			1,659	54,610
Lisa Gansky		3,804			664	175,007
Cristina Morgan		8,720			1,523	42,819
David Golden Wilner Trust		3,832			669	21,499
Nicholas Allen		11,107			1,939	15,136
Mary Krackeler		7,603			1,327	9,394
William Krackeler		7,603			1,327	9,394
Chris Buchbinder		4,990			871	15,031

Kerry Propper	9,504		1,659	22,965
Michael Shellenberger	2,851		497	11,482
Tim Kirkwood	6,636		1,159	11,482
Fowler Trust	8,303		1,450	16,076
Vaishali Patel	1,900		332	3,653
Burwen Trust	9,504		1,659	18,268
Asha Haji	6,328		1,105	10,960
El Dorado Ventures VI, L.P. El Dorado Ventures 2440 Sand Hill Road, Suite 200 Menlo Park, CA 94025 Attn: Scott Irwin	1,688,754	1,209,128	294,939

El Dorado Technology '01, L.P. El Dorado Ventures 2440 Sand Hill Road, Suite 200 Menlo Park, CA 94025 Attn: Scott Irwin	51,506	35,878	8,995
Pacific Partners USA LLP 2250 Hyde Street, #5 San Francisco, CA 94109 Attn: Gordon Rubenstein and TowerBrook Capital Partners 430 Park Avenue, 6th Floor New York, NY 10022 Fax: (917) 591-3269 Attn: Travis Nelson	997,874		174,277
Rembrandt Ventures Partners II, L.P. 2200 Sand Hill Road, Suite 1600 Menlo Park, CA 94025 Attn: Doug Schrier and Gerald Casilli	333,609	467,252	58,264
Rembrandt Ventures Partners Expansion Fund, L.P. 2200 Sand Hill Road, Suite 1600 Menlo Park, CA 94025 Attn: Doug Schrier and Gerald Casilli		155,751
Abdul Haji	349		61	5,741
Casilli Investment Partners	3,323		580	54,512
Casilli Revocable Trust	5,586		975	91,633
Gerald A. Casilli	668		116	10,961
Michelle A. Casilli	668		116	10,961
Jamaluddin Moloo	595		103	9,760
Jeanne Haji	349		61	5,741
John Claypool	454		79	7,463
Kenneth Thonton		15,974		57,414
Horizon Technology Finance 76 Batterson Park Road Farmington, CT 06032		159,744